                       FOURTH ADDENDUM TO DEEDS OF LEASE


         This Fourth Addendum to Deeds of Lease is made as of this 30 day of January, 1995, by and between Duke-Shirley Industrial Development ("Landlord") and Vie de France Corporation ("Tenant").

                                  WITNESSETH:

         WHEREAS, as of this date Tenant is a party to leases with the Landlord for the premises known as 4100, and 4102 through 4108, and 4112 Wheeler Avenue, Alexandria, Virginia, ("Leases"); and

         WHEREAS, by Addendum to Deeds of Lease dated March 26, 1990, by Second Addendum to Deeds of Lease dated July 14, 1992, and by Third Addendum to Deeds of Lease dated September 29, 1993 collectively ("Addenda"), the Landlord and Tenant amended the Leases; and

         WHEREAS, Landlord and Tenant agree to lease additional space to Tenant known as 4110 Wheeler Avenue in Alexandria, Virginia ("4110 Premises") and to modify the prior Addenda upon the terms and conditions set forth hereinafter.

         NOW THEREFORE in consideration of the recitals above and the rents, covenants and conditions hereinafter set forth, the Landlord and Tenant agree as follows:

         1. Tenant shall lease the 4110 Premises, approximately 6,000 square feet, more or less, of rentable warehouse space, to be delivered in "as is" condition and without any warranty except as specifically set forth herein. This premises shall be in addition to the premises already defined in the Leases and Addenda.

         2. Tenant hereby leases the 4110 Premises for a term commencing January 16, 1995 until April 30, 1999, which term may be extended as provided in the Addenda.

         3. The rent payable on the first day of each calendar month for the 4110 Premises shall be $3,228.00 per month as base rent ("Base Rent"), plus Tenant's proportionate share of common area maintenance ("CAM") and real estate taxes. CAM expenses are assessed for this and all other leased premises at $.20 per square foot and are adjustable as hereinafter provided. This new rate is effective as of January 1, 1995.

         4. The Base Rent shall hereafter be increased by the greater of either (i) 3 1/2% of the previous calendar year's Base Rent, or (ii) the percentage increase of the consumer price index for all urban consumers ("CPI-U") over the previous 12-month period, pursuant to the formula more fully defined in the Leases and Addenda. The first increase shall be on January 1, 1996, calculated on the starting monthly base rent of $3,228.00.

         5. In consideration of this addendum to lease the 4110 Premises, Landlord agrees that Tenant shall not be required to pay Base Rent for the first 90 days from the commencement date of this lease. However, should Tenant default or cancel this addendum or any of the other Leases or Addenda within the first six months of the term of this Fourth Addendum to lease the 4110 Premises, then the abated Base Rent shall come due in full as part of the damages due Landlord for such breach.

         6. Landlord may maintain, in its sole discretion, policies of insurance and for such amounts covering loss or damage from all perils included within the classifications of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), and any other perils, and rental income insurance policy with loss payable to Landlord in an amount equal to the sum of one year's base rent, estimated real property taxes, and insurance premiums. Tenant shall not knowingly do or permit to be done anything which invalidates any such insurance policies. Tenant shall comply with all other insurance requirements as specified within the Leases and Addenda.

         7. Landlord will provide prompt repair and maintenance services to the common areas of the industrial development. Trash and debris will be removed from the common areas, and security patrols will be established for 40 hours each week during nonworking hours. Tenant shall contribute to the repair, maintenance, and security costs for the common areas by the payment of CAM charges on the first day of each month, as required paragraph 3 above. Tenant shall also pay monthly any CAM increases at its proportionate share:
60/3577.

         8. Real estate taxes, both general and special, becoming due upon the 4110 Premises shall be borne by Tenant and shallbe paid as additional rent. The 4110 Premises constitutes 11.11 percent of the tax parcel. So payment of taxes by Tenant shall equal 11.11 percent of the parcel's total tax bill.
Taxes are payable
semi-annually and Tenant shall pay its share of such taxes within ten (10) days after notice from Landlord.

         9. Landlord's duty to maintain the roof of 4110 Premises, as provided in paragraph 4.02 of the Lease, hereby shifts to the Tenant. Tenant shall be fully responsible for prompt repairs to or replacement of the roof for any roof leak or damage developing thereto during the term or extension hereof. Furthermore, Tenant and Landlord hereby modify the Addendum leasing the 4112 Premises, so that it, too, shall be a roof responsibility of Tenant. In consideration, Tenant has hereby elected and instructed Landlord to contract with R.D. Bean, Inc. ("Bean's"), roofing contractor, to begin reroofing the roof area covering 4100-4112 Wheeler Ave., representing all of Tenant's demised premises pursuant to the Lease and these Addenda in accordance with Bean's attached contract. Tenant agrees to first raise the six pieces of roof-based air-handling equipment at 4100-4104 premises, at Tenant's cost, which is a prerequisite to Bean's roofing work. If this is not timely done to permit Bean's schedule of roof work from 2/15/95 - 3/95, then Tenant will be solely responsible to Bean for any delay-increases in Bean's work. Otherwise, upon receipt of Bean's final invoice (with ten-year warranty addressed to both Tenant and Landlord), Tenant will immediately reimburse Landlord $28,000, which the parties agree is Tenant's share for the roof work and was determined after reference to the Addenda for cost-sharing of this new roof installation.
Should Tenant choose to install the Dynaflex walkways referenced in Bean's contract, this will be at Tenant's expense. Any other cost overruns shall be pro-rated for Tenant's leased premises and shared by Tenant by 25% thereof.

         10. Tenant acknowledges that the 4110 Premises has floor-tile in part of the premises which may contain asbestos. Tenant may remove this floor-tile, but shall hold Landlord harmless for any liability concerning this floor-tile or the asbestos therein. Likewise, Landlord acknowledges that there may be asbestos-containing construction material in other interior parts of the premises, and Landlord shall hold Tenant harmless from any liability related thereto. Tenant acknowledges Landlord makes no further warranty concerning the existence of or liability for any other environmental or hazardous material, including but not limited to the nuclear gauge equipment warehoused at the premises by the prior tenant, Ambric Testing. Tenant has reviewed the 1/12/95 letter from Ambric Testing which included test results confirming such equipment detected below 0.005 microcuries.

         11. This Fourth Addendum to Deeds of Lease amends and is made part of the Leases and Addenda. Except as amended hereby, all terms, covenants, provisions and conditions of the Leases and Addenda shall apply to the 4110 Premises and shall remain in full force and effect during the current or extended terms of said Leases and Addenda. The Leases and Addenda are hereby ratified and reaffirmed as if fully set forth herein. Any breach of this addendum shall be deemed a breach of the Leases and Addenda, and vice versa.

         12. Tenant shall have the right once per year to review, upon 10 business days written notice, all CAM charges for the leased premises. No documents may be removed from Landlord's office, and Tenant shall pay an administrative fee to Landlord of $100 per day, plus $.20 per photocopied page.

         IN WITNESS WHEREOF, the parties have executed this Fourth Addendum to Deeds of Lease as of the date first above written in three counterparts, each of which shall be deemed an original.

DUKE-SHIRLEY DEVELOPMENT,
a Limited Partnership


By: /s/ JOHN E. MCPHERSON, JR.,
   -----------------------------------
    John E. McPherson, Jr., General Partner



VIE DE FRANCE CORPORATION



By: /s/ WILLIAM A PEACHY
   ------------------------------------
                     Culinary Division


Attest: /s/ ALAN V. ESENSTAD, Secretary
       --------------------------------

Corporate Seal

                               ROOFING GUARANTEE

Whereas          R.D. Bean, Inc.
        ---------------------------------------------------------

of   5105 Powder Mill Road, Beltsville, MD 20705
   --------------------------------------------------------------
herein called "the Contractor," has completed application of the following roof:

         Owner:
               -----------------------------------------------------
         Address of owner:
                          ------------------------------------------
         Type and name of building:
                                   ---------------------------------
         Location:
                  --------------------SAMPLE------------------------
         Area of roof:
                      ----------------------------------------------
         Date of completion:
                            ----------------------------------------
         Date guarantee expires:
                                ------------------------------------

Whereas, at the inception of such work the Contractor agreed to guarantee the aforesaid roof against faulty materials or workmanship for a limited period and subject to the conditions herein set forth:

Now, Therefore the Contractor hereby agrees, subject to the conditions herein set forth, that during a period __________ from the date of completion of said roof, it will, at its own cost and expense, make or cause to be made such repairs to said roof and composition flashing resulting solely from faults or defects in materials or workmanship applied by or through the Contractor but not to exceed the Owner's original cost of the installed roof over the life of this warranty.

This guarantee is made subject to the following conditions:

1. Specifically excluded from this guarantee is any and all damage to said roof, the building or contents caused by the acts or omissions of other trades or contractors; lightning, windstorm, hailstorm, or other unusual phenomena of the elements; foundation settlement; failure or cracking of the roof deck; defects or failure or material used as a roofbase over which the roof is applied; faulty construction or parapet walls, copings, chimneys, skylights, vents, supports, or other parts of the building; vapor condensation beneath the roof; penetrations for pitch boxes; or fire. If the roof is damaged by reason of any of the foregoing this guarantee shall thereupon become null and void for the balance of the guarantee period unless such damage is repaired by the Contractor at the expense of the party requesting such repairs.

2. The Contractor is not liable for consequential damages to the building or contents resulting from any defects in said roof or composition flashing.

3. No work shall be done on said roof, including, but without limitation, work in connection with flues, vents, drains, sign braces, railings, platforms or other equipment fastened or to set on the roof, and no repairs or alterations shall be made to said roof, unless the Contractor shall be first notified, shall be given the opportunity to make the necessary roofing application recommendations with respect thereto, and such recommendations are complied with. Failure to observe this condition shall render this guarantee null and void. The Contractor shall be paid for time and material expended in making recommendations or repairs occasioned by the work of others on said roof.

4. This guarantee shall become null and void if the roof is used as a promenade or work deck is or sprayed or flooded, unless such use was originally specified and the specification is noted in paragraph 8 below.

5. This guarantee shall not be or become effective unless and until the Contractor has been paid in full for said roof in accordance with the agreement pursuant to which such roof was applied.

6. This guarantee shall become null and void unless the Contractor is promptly notified of any alleged defect in materials or workmanship and provided an opportunity to inspect the roof.

7. This guarantee is in lieu of all other guarantees or warranties, express or implied. THERE ARE NO WARRANTIES OR GUARANTEES WHICH EXTEND BEYOND THE DESCRIPTION ON THE FACE HEREOF.

8. Additional conditions or exclusions ________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

In Witness Whereof, this instrument has been duly executed this ......... day of
________________ 19......

[ASSOCIATED ROOFING CONTRACTORS OF MARYLAND, INC. LOGO]

                                              R. D. Bean, Inc.
                                    ---------------------------------------

                                    By
                                      -------------------------------------

      ----------------------------------------------------------------




      ----------------------------------------------------------------


                                   4100-4116

                               49,900 Square Feet
                                  of Roof Area

                                                                        PROPOSAL
                                                                         RE-ROOF
                             [R.D. BEAN, INC. LOGO]
         5105-5113 Powder Mill Rd. Beltsville, Md. 20705 (301)937-0260

                      Maryland H.I.C. License No. 5897

         DATE: 01-27-94.                                            PAGE 1 OF 2

         DUKE-SHIRLEY INDUSTRIAL DEVELOPMENT
         901 N. WASHINGTON STREET
         SUITE 601
         ALEXANDRIA, VIRGINIA 22314

         ATTENTION: JOHN MCPHERSON

         RE:     VIE-DE-FRANCE/LOGAN FOODS
                 4100-4116 WHEELER AVE.
                 ALEXANDRIA, VIRGINIA

         ROOF RENOVATIONS - BUILT-UP ROOFING:
         FURNISH EQUIPMENT, LABOR AND MATERIAL TO:

         REMOVE EXISTING ROOF AND DISPOSE OF ALL GENERATED DEBRIS.

         OVER EXISTING DECK, INSTALL NEW 1" THICK POLYISOCYANURATE INSULATION, MECHANICALLY FASTENED, OVERLAID WITH 1/2" THICK RETROFIT INSULATION IN HOT ASPHALT.

         INSTALL NEW BUILT-UP ROOFING CONSISTING OF FOUR (4) PLIES OF PREMIER (TYPE-VI) FIBERGLASS FELTS IN HOT ASPHALT.

         SURFACE WITH 400# PER SQUARE OF GRAVEL

         INSTALL NEW BUILT-UP BASE FLASHINGS AT WALLS AND CURBS.

         FLASH PLUMBING STACKS AND ROOF DRAINS WITH 4# LEAD.

         PITCH-POCKETS WILL BE FABRICATED FROM 16 OZ. COPPER.

         GRAVEL STOPS WILL BE FABRICATED FROM 24GA. PRE-FINISHED GALVANIZED.

         REMOVE TERRA-COTTA COPING FROM TWO (2) PARTY WALLS-ONLY AND INSTALL NEW .032 MILL-FINISHED ALUMINUM COPING.

         STONE PRE-CAST COPING TO REMAIN ON ALL PARAPETS, REUSE EXISTING CAP-FLASHINGS.

         REMOVE EXISTING AND INSTALL NEW 24 GAUGE PRE-FINISHED GALVANIZED 6" BOX TYPE GUTTERS, FABRICATED FROM MANUFACTURER'S STANDARD COLORS.

NOTE: The above outlined work is based solely upon the use of our proposal form or the current edition of the A-401 form. The use of any other contract form or document shall nullify the above price unless deemed appropriate by R.D. Bean, Inc.

Any replacement of deteriorated decking or wood blocking shall be done by owner or R.D. Bean, Inc. on a time and material basis.

Our     TEN (10) YEAR       Warranty against defective workmanship.
    -----------------------

WE PROPOSE to furnish labor and/or material - complete in accordance with above specifications, and subject to conditions found on both sides of this agreement, for the sum of:

SEE FIGURE ON PAGE TWO          dollars ($               ).
-------------------------------           ---------------

Payment to be made as follows: 1/3 upon ratification of contract; 1/3 upon stocking of job; 1/3 upon completion.

--------------------------------------------------------------------------------

ACCEPTED. The above prices, specifications and conditions are satisfactory and are hereby accepted. You are authorized to do the work as specified. Payment will be made as outlined above. (Read reverse side for conditions)

Date of Acceptance  1/27/95
                  -------------

By /s/ JOHN MCPHERSON, JR., GEN. PARTNER
   --------------------------------------

By
   --------------------------------------

      Respectfully submitted,

           R.D. BEAN, INC.

By  /s/ RICK DREW, ESTIMATOR
   ----------------------------
       RICK DREW, ESTIMATOR

Note: This proposal may be withdrawn by us if not accepted within 30 days.

                                                                        PROPOSAL
                                                                         RE-ROOF
                             [R.D. BEAN, INC. LOGO]
         5105-5113 Powder Mill Rd. Beltsville, Md. 20705 (301)937-0260

                        Maryland H.I.C. License No. 5897
         -
         DATE: 01-27-94.                                             PAGE 2 OF 2

         RE:      VIE-DE-FRANCE/LOGAN FOODS
                  CONTINUED....

         REUSE EXISTING CASE IRON DOWNSPOUTS.

         ALL WOOD BLOCKING REPLACEMENT, RAISING OF CURB HEIGHTS AND ANY DECK REPLACEMENT, IF NECESSARY, WILL BE THE RESPONSIBILITY OF THE OWNER AT NO EXPENSE TO R.D.BEAN,INC.

         ATTACHED DRAWING SHOWS ROOF AREAS INCLUDED.

         A TEN (10) YEAR R.D.BEAN,INC. WARRANTY IS INCLUDED, TO BE IN THE NAME OF DUKE-SHIRLEY INDUSTRIAL DEVELOPMENT AND VIE-DE-FRANCE CORP.

         BASE BID: $177,980.00

         UNIT PRICE:

         INSTALL NEW DYNAFLEX WALKWAYS, FULL WIDTH AT $3.50 PER LINEAL FOOT.

         REPLACE DETERIORATED METAL DECKING AT $7.00 PER SQUARE FOOT.

         NOTE: ANY EXISTING MECHANICAL EQUIPMENT, CONDUITS OR SERVICE LINES WHICH NEED TO BE REMOVED FOR THE INSTALLATION OF THE NEW ROOFING SYSTEM MUST BE REMOVED AND REINSTALLED BY OTHERS AT NO EXPENSE TO R.
         D. BEAN, INC., TWO LARGE UNITS MUST BE REMOVED AND SEVERAL SMALLER UNITS MUST BE DISCONNECTED.

         PLEASE NOTE THAT THE REMOVAL OF AN EXISTING ROOF IS MAJOR
         DEMOLITION AND THE TENANT, WILL BE RESPONSIBLE FOR THE PROTECTION OF THE CONTENTS IN THE EXISTING BUILDING FROM DUST, DIRT, DEBRIS OR ASPHALT DRIPPINGS CAUSED BY THE TEAR-OFF ROOFING OPERATION, AT NO CHARGE TO R. D. BEAN, INC..
         WE WILL NOT BE RESPONSIBLE FOR ANY CONSEQUENTIAL DAMAGES OR
         DOWN TIME INCURRED BY THIS CONSTRUCTION.

NOTE: The above outlined work is based solely upon the use of our proposal form or the current edition of the A-401 form. The use of any other contract form or document shall nullify the above price unless deemed appropriate by R.D. Bean, Inc.

Any replacement of deteriorated decking or wood blocking shall be done by owner or R.D. Bean, Inc. on a time and material basis.

Our     TEN (10) YEAR       Warranty against defective workmanship.
    ------------------------

WE PROPOSE to furnish labor and/or material - complete in accordance with above specifications, and subject to conditions found on both sides of this agreement, for the sum of:
      SEE FIGURE ABOVE     dollars ($               ).
---------------------------          ---------------

Payment to be made as follows: 1/3 upon ratification of contract; 1/3 upon stocking of job; 1/3 upon completion.

--------------------------------------------------------------------------------

ACCEPTED. The above prices, specifications and conditions are satisfactory and are hereby accepted. Your are authorized to do the work as specified. Payment will be made as outlined above. (Read reverse side for conditions)

Date of Acceptance  1/27/95
                  -------------
By
   ----------------------------
By
   ----------------------------

      Respectfully submitted,

           R.D. BEAN, INC.

By
   ----------------------------
       RICK DREW, ESTIMATOR

                                     NOTE:

                           UNDER MARYLAND STATE LAW:

"ALL HOME IMPROVEMENT CONTRACTORS MUST BE LICENSED BY THE HOME IMPROVEMENT COMMISSION. INQUIRES ABOUT A CONTRACTOR SHOULD BE TRANSMITTED TO THE HOME IMPROVEMENT COMMISSION, TELEPHONE: (301) 383-4043"

DEPOSITS AT TIME OF CONTRACT EXECUTION ARE LIMITED TO 33 PERCENT OF THE CONTRACT PRICE.

--------------------------------------------------------------------------------

                                   CONDITIONS

All material is guaranteed to be as specified. All work is to be completed in a workmanlike manner according to standard practices. Any alteration or deviation from specifications involving extra costs will be executed only upon written orders, and will become an extra charge over and above the estimate.
Any permits required will be obtained by and at the expense of the owner. All agreements contingent upon strikes, accidents or delays beyond our control. Owner to carry fire, tornado and other necessary insurance. Our workers are fully covered by Workmen's Compensation Insurance.

The removal of hazardous materials is expressly excluded from this contract. In the event the Contractor encounters material reasonably believed to be asbestos, or any other hazardous material, the Contractor shall immediately stop work in the area affected and report the condition to the Owner. Corrective actions shall be the sole responsibility of the Owner. The work in the affected area shall only resume in the absence of hazardous material, or when it has been rendered harmless.

Any projections or additions to building after completion of the shingles will be charged as an extra to this proposal. Any extras to this proposal must have a signed purchase order from the owner or contractor before work will be executed. No retainage to be held on residential work.

The reroofing work proposed herein may create additional loading on the structures supporting the roof. It is the owners responsibility to consult a structural engineer or other design expert. R. D. Bean, Inc. its agent, and employees assume no responsibility or liability of any nature due to failure of the roof support systems, as a result of overloading.

--------------------------------------------------------------------------------

                 DUKE-SHIRLEY INDUSTRIAL LIMITED PARTNERSHIP
                   901 North Washington Street, Suite 601
                         Alexandria, Virginia 22314

April 6, 1995

Alan V. Esenstad, Secretary
Vie de France Corporation
8201 Greensboro Dr., Suite 1224
McLean, VA 22102-3897

                  Re: Side Agreement as to Fifth Addendum to Deeds of Lease

Dear Mr. Esenstad:

         This letter will confirm that Duke-Shirley Industrial Park, as Landlord ("Landlord"), and Vie de France Corp., as Tenant ("Tenant"), have entered into that certain agreement entitled Fifth Addendum to Deeds of Lease (the "Fifth Addendum") dated today, April 6, 1995, pertaining to 4303 Wheeler Avenue, Alexandria, Virginia (the "4303 Premises").

         This letter is to memorialize the side agreement between Landlord and Tenant as to the Fifth Addendum and the 4303 Premises regarding such personal property that may remain on or within the 4303 Premises upon and after the commencement of the term of the Fifth Addendum, having been left or abandoned by tenant(s) or other parties having possession of the 4303 Premises prior to Tenant. In consideration of the covenants and conditions set forth herein and in the Fifth Addendum, Landlord and Tenant hereby agree that Landlord will rebate to Tenant a portion of the Base Rent in the amount of $25.00 for each day such personal property remains on or within the 4303 Premises. This rebate shall be made in one lump sum payment after said personal property has been removed. Landlord agrees to use its best efforts to have said personal property removed as soon as is practicable and as allowed by law.

         Furthermore, notwithstanding anything to the contrary in the Fifth Addendum, and/or the Leases and Addenda described in the Fifth Addendum, in the event Landlord is unable to deliver to Tenant possession to the 4303 Premises within fourteen (14) days after April 11, 1995, the Fifth Addendum shall be null and void.

Side Agreement as to Fifth Addendum to Deeds of Lease
April 6, 1995
Page 2

         Except as provided herein, all terms, covenants, provisions and conditions of the Fifth Addendum shall remain in full force and effect.

                                  DUKE-SHIRLEY INDUSTRIAL LIMITED
                                  PARTNERSHIP

                                  By   /s/ JOHN MCPHERSON, JR.
                                     -----------------------------------
                                     John McPherson, Jr., General Partner

SEEN AND AGREED:

VIE DE FRANCE CORP.

By: /s/ ALAN V. ESENSTAD
   --------------------------------
Name: ALAN V. ESENSTAD
Title: VP FINANCE, SECRETARY

                        FIFTH ADDENDUM TO DEEDS OF LEASE


         This Fifth Addendum to Deeds of Lease ("Fifth Addendum") is made as of this 7 day of April, 1995, by and between Duke-Shirley Industrial Development ("Landlord") and Vie de France Corporation ("Tenant").

                                  WITNESSETH:

         WHEREAS, as of this date Tenant is a party with Landlord to leases dated March 30, 1989 and August 1, 1989 (the "Leases") and addenda thereto for the premises known as 4100, and 4102 through 4108, 4110, and 4112 Wheeler Avenue, Alexandria, Virginia; and

         WHEREAS, by Addendum dated March 26, 1990, by Second Addendum dated July 14, 1992, by Third Addendum dated September 29, 1993, and by Fourth Addendum dated January 30, 1995 (collectively, the "Addenda"), Landlord and Tenant amended the Leases; and

         WHEREAS, Landlord and Tenant agree to lease additional space to Tenant known as 4303 Wheeler Avenue in Alexandria, Virginia (the "4303 Premises") and to modify the Leases and Addenda upon the terms and conditions set forth hereinafter.

         NOW THEREFORE in consideration of the recitals above and the rents, covenants and conditions hereinafter set forth, Landlord and Tenant agree as follows:

         1. Tenant shall lease the 4303 Premises, approximately 6,000 square feet, more or less, of rentable warehouse space, to be delivered in "as is" condition and without any warranty except as specifically set forth herein, including such equipment, fixtures and furnishings determined to be the property of Landlord. The 4303 Premises includes that certain walk-in freezer situated within the 4303 Premises of approximately fifty (50) feet by twenty-six and one-half (26 and 1/2) feet in size, and all compressors and other equipment and devices relating thereto, which Tenant is taking "as is" with no warranties or representations of any kind. The 4303 Premises shall be in addition to the premises already defined in the Leases and Addenda.

         2. Tenant hereby leases the 4303 Premises for a term commencing April 11, 1995 until March 31, 1996.

         3. The rent payable for the 4303 Premises shall be $4,700.00 per month as base rent ("Base Rent"), plus Tenant's proportionate share of Landlord's common area maintenance ("CAM") costs and insurance costs for the Industrial Development, and shall be due and payable on the first day of each calendar month during the term of this Fifth Addendum and any extension; provided, however, that the rent (eg: Base Rent, CAM charges, insurance costs, etc.) payable for the period of April 11 through April 30, 1995 shall be two-thirds (2/3) of the regular monthly amounts due, and shall be due on or before April 11, 1995.

         4. Tenant agrees to pay to Landlord as additional rent the sum of Nine Hundred and No/100 Dollars ($900) per annum payable in advance without deduction, set-off, or demand in equal monthly installments of Seventy-Five and

No/100 Dollars ($75) each on or before the first day of each calendar month payable with all other sums due and payable hereunder on or before the first day of each month, as required in paragraph 3 above, as a reimbursement to Landlord for Tenant's proportionate share of insurance costs as to the Industrial Development; provided, however, that the installment payable for the period of April 11 through April 30, 1995 shall be $49.50, and shall be due on or before April 11, 1995. Landlord shall accordingly maintain policies of insurance covering loss of or damage to the 4303 Premises in the full amount of its replacement value. Such policies shall provide protection against such perils which Landlord deems necessary. Landlord may also maintain a rental income insurance policy. Tenant shall pay its proportionate share of any increase in the premiums of such policies which Landlord may be carrying. Tenant shall not do or permit to be done anything which invalidates any such insurance policies which Landlord may be carrying.

         Tenant shall, at Tenant's expense, maintain such primary or additional insurance on its fixtures, equipment, and building improvements as Tenant deems necessary to protect its interest. Tenant shall comply with all other insurance requirements as specified in the Leases, the Addenda, and this Fifth Addendum.

         5. Landlord will provide prompt repair and maintenance services to the common areas of the Industrial Development. Trash and debris will be removed from the common areas, and security patrols will be established for 40 hours each week during nonworking hours. Tenant shall contribute to the repair, maintenance, and security costs for the common areas by the payment of CAM charges on the first day of each month, as required in paragraph 3 above, the sum of One Hundred and No/100 Dollars ($100.00); provided, however, that the installment payable for the period of April through April 30, 1995 shall be $66.67, and shall be due on or before April 11, 1995. .

                 In addition, the parties understand, covenant, and agree that Landlord will give notice to Tenant of any increases in the cost of common area maintenance of the Industrial Development, as described above, and Tenant shall pay monthly 60/3577 of any such monthly increase.

         6. Real estate taxes, both general and special, becoming due upon the 4303 Premises shall be borne by Tenant and shall be paid as additional rent. The 4303 Premises constitutes 11.11 percent of the tax parcel. So payment of taxes by Tenant shall equal 11.11 percent of the parcel's total tax bill. Taxes are payable semi-annually and Tenant shall pay its share of such taxes within ten (10) days after notice from Landlord.

         7. Landlord's duty to maintain the roof of the 4303 Premises, as provided in paragraph 4.02 of the Leases, shall shift to the Tenant should the Tenant install any equipment upon or make any penetrations through the roof.
In such event, Tenant shall be fully responsible for prompt repairs to or replacement of that section of the roof, described by a 15-foot radius around the equipment or penetration, in which any roof leak or damage develops during the term or extension hereof. Tenant shall have no party other than Jones Roofing, Inc. ("Jones Roofing"), of Alexandria, Virginia, roofing contractor, undertake any and all such repairs and replacements. Tenant hereby acknowledges that the roof was replaced in 1993 by Jones Roofing and that Jones Roofing has given a ten-year warranty thereon. This warranty requires that Jones Roofing conduct all repairs and replacements on the roof during said ten-year warranty period in order for the warranty to remain in full force and effect.

         8. In addition and without limitation to all other duties which Tenant has as to equipment, fixtures and furnishings in or upon the 4303 Premises, Tenant shall be responsible for all maintenance and repairs and/or replacements of all existing equipment, so as to deliver at termination of the term hereof and any extension such equipment in good working order, including without limitation the freezer described in paragraph 1 above and all compressors and other devices related thereto. Tenant shall maintain a maintenance contract with a licensed professional refrigeration company acceptable to Landlord for the term of this Fifth Addendum and any extensions.

         9. Tenant shall have the right once per year to review, upon 10 business days written notice, all CAM charges for the 4303 Premises. No documents may be removed from Landlord's office, and Tenant shall pay an administrative fee to Landlord of $100.00 per day, plus $.20 per photocopied page.

         10. Tenant shall have the right to renew and extend the term of this Fifth Addendum with respect to the 4303 Premises for the Renewal Term (herein so called) upon and subject to the following terms and conditions:

                 a. Tenant may renew and extend this Fifth Addendum for one (1) Renewal Term, which may be either:

                          (i) a term for one (1) year (to terminate March 31, 1997); OR

                           (ii) a term for three (3) years and one (1) month
                          (to terminate April 30, 1999),

by Tenant's giving written notice thereof to Landlord no later than September 30, 1995. Such Renewal Term shall commence April 1, 1996, and upon exercise of such renewal option, the expiration date of the term of this Fifth Addendum shall automatically become the last day of the Renewal Term. If Tenant does not renew and extend this Fifth Addendum as herein provided, then Tenant's rights with respect to such Renewal Term shall expire and be of no further force or effect, and Tenant shall vacate the 4303 Premises on March 31, 1996.

                 b. The exercise by Tenant of the renewal option set forth herein must be made, if at all, by written notice executed by Tenant and delivered to Landlord on or before the date set forth hereinabove. Once Tenant shall exercise such renewal option, Tenant may not thereafter revoke such exercise. Tenant shall not have the right to exercise the renewal option if Tenant is in default under the Leases, any Addenda and/or this Fifth Addendum. Tenant's failure to exercise timely the renewal option for any reason whatsoever shall conclusively be deemed a waiver of such renewal option.

                 c. Tenant shall take the 4303 Premises "as is" for the Renewal Term and Landlord shall have no obligation to make any improvements or alterations to the 4303 Premises.

                 d. The Base Rent for the first year of the Renewal Term, and all successive years thereafter during the Renewal Term (if applicable), shall be increased by the greater of either (i) 3 1/2% of the previous calendar year's Base

Rent, or (ii) the percentage increase of the consumer price index for all urban consumers ("CPI-U") over the previous 12-month period, pursuant to the formula more fully defined in the Leases and Addenda. The first increase shall be on April 1, 1996, calculated on a stipulated annual Base Rent for the original term of this Fifth Addendum in the amount of $56,400.00. Each successive increase during the Renewal Term shall be on the first day of April of each successive year.

                 e. Tenant's rights to exercise the option to renew the original term under this Fifth Addendum shall be personal to Tenant and shall not inure to the benefit of any assignee, in fact or in law, or any other occupant of the 4303 Premises.

                 f. Except as set forth herein, the leasing of the 4303 Premises for the Renewal Term shall be upon the same terms and conditions as are applicable for the original term of this Fifth Addendum, and shall be upon and subject to all of the provisions of this Fifth Addendum, including, without limitation, the obligation of Tenant to pay all CAM charges, insurance costs, real estate taxes, and any other costs or amounts payable by Tenant to Landlord in addition to the Base Rent under this Fifth Addendum.

         11. This Fifth Addendum to Deeds of Lease amends and is made part of the Leases and Addenda. Except as amended hereby, all terms, covenants, provisions and conditions of the Leases and Addenda shall apply to the 4303 Premises and shall remain in full force and effect during the current or extended terms of said Leases and Addenda. The Leases and Addenda are hereby ratified and reaffirmed as if fully set forth herein except as amended hereby. Any breach of this addendum shall be deemed a breach of the Leases and Addenda, and vice versa. Tenant shall be liable for all damages suffered by Landlord flowing from Tenant's breach of the Leases, the Addenda, and /or this Fifth Addendum.

         IN WITNESS WHEREOF, the parties have executed this Fifth Addendum to Deeds of Lease as of the date first above written in three counterparts, each of which shall be deemed an original.

DUKE-SHIRLEY INDUSTRIAL DEVELOPMENT,
a Limited Partnership


By: /s/ JOHN E. MCPHERSON, JR.,
   -----------------------------------
         John E. McPherson, Jr., General Partner




VIE DE FRANCE CORPORATION



By: /s/ WILLIAM N. PEACHEY
    -----------------------------------
Name: WILLIAM N. PEACHEY
Title: V.P CULINARY DEPARTMENT


Attest:/s/ ALAN V. ESENSTAD
       ----------------------------------

Corporate Seal





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